                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                                                  Percentage of
Owned by Registrant                            Voting Securities
-------------------                            -----------------

Mischer Enterprises, Inc. (Texas)                     100%

City Pavers, Inc. d/b/a
 Mischer Paving & Utility Company,
 in the State of Texas (Delaware)                     100%



The subsidiaries listed above are included in the Company's consolidated financial statements.